Ex 99.1

SILVERLEAF RESORTS, INC. REPORTS
FOURTH QUARTER AND 2006 ANNUAL RESULTS

Fourth Quarter Financial Highlights include:
•	Vacation Interval sales for the fourth quarter increased 23.9% to $46.0 million
•	Net Income increased by 12.2% to $4.0 million

Full Year Financial Highlights include:
•	Vacation Interval sales for the year increased by 28.0% to $187.5 million
•	Adjusted Net Income increased by 66.9% to $22.7 million
•	Adjusted Fully Diluted Earnings per Share increased 65.7% to $0.58

DALLAS, TEXAS. (March 7, 2007) --- Silverleaf Resorts, Inc. (NASDAQ: SVLF) today announced its financial results for the fourth quarter and year ended December 31, 2006.

Sharon K. Brayfield, President, commented, “We are pleased with our overall operating results for 2006, particularly the 28.0% increase in Vacation Interval sales and 66.9% increase in adjusted net income compared to 2005.  Additionally, we made a number of key strategic decisions in 2006, most importantly completing our second term securitization and increasing the availability under our revolving credit facilities, which position Silverleaf for continued success.  We feel confident that we are well positioned to meet our net income guidance for 2007 of approximately $25.5 million.”

Adoption of SFAS No. 152

As previously announced, the Company was required to adopt SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions” as of January 1, 2006. As a result, new line items are included in the Company’s Consolidated Statement of Operations and total revenue and total costs and expenses are reduced. However, adoption of SFAS No. 152 did not have a material impact on consolidated operating results or financial position. See the exhibit to this release entitled “Supplemental Consolidated Statements of Operations Demonstrating the Impact of Adoption of SFAS No. 152” for a comparison of the Company’s results as reported and as its results would have been reported had SFAS No. 152 not been adopted.

2006 Fourth Quarter Results

Vacation Interval sales increased 23.9% to $46.0 million during the fourth quarter of 2006 compared to $37.1 million during the same period of 2005.

Total revenue for the fourth quarter of 2006 increased to $52.1 million compared to $48.2 million for the fourth quarter of 2005. Total revenue for the fourth quarter of 2006 is reduced by estimated uncollectible revenue of $8.0 million in accordance with SFAS No. 152, representing estimated future gross cancellations of notes receivable prior to any recoveries of inventory. In addition, sampler sales are accounted for as incidental operations under SFAS No. 152, which requires that any such incidental revenues be recorded as a reduction of incremental costs or expenses. Accordingly, $0.8 million of sampler sales, which would have been reported as revenue prior to adoption of SFAS No. 152, were accounted for as a reduction to sales and marketing expense in the fourth quarter of 2006. Had these two changes mandated by SFAS No. 152 not been made, revenues would have increased by 26.2% to $60.8 million.

Cost of Vacation Interval sales decreased to 8.7% of Vacation Interval sales for the fourth quarter of 2006 from 16.0% during the same period of 2005, due predominantly to the requirement under SFAS No. 152 that cost of sales be reduced by the estimated future recoveries of inventory.

Sales and marketing expense increased to 55.3% of Vacation Interval sales for the fourth quarter of 2006 from 53.0% for the same period of 2005. Had sales and marketing expense not been reduced by sampler sales, as described above, sales and marketing expense would have been 57.0% of Vacation Interval sales. The increase compared to the previous year’s quarter reflects the investment in the additional sales channel that the Dallas and Chicago off-site sales centers will provide, as well as the investment in securing additional personnel and processes ahead of the Company’s expected growth.

As required by SFAS No. 152, in 2006 there is no longer a cost and operating expense for the provision for uncollectible notes as it is now replaced by the estimated uncollectible revenue offset to sales and corresponding decrease in cost of sales described above. Without this change, the fourth quarter 2006 provision for uncollectible notes expense would have been $6.0 million, or 13.0% of fourth quarter 2006 Vacation Interval sales, compared to $5.6 million for 2005, or 15.0% of Vacation Interval sales.

During the fourth quarter of 2006, Silverleaf recorded income tax expense at 38.5% of pre-tax income, compared to 30.2% of pre-tax income in the same period of 2005. The increase in the effective rate is due to the transition in 2005 from fully reserved net deferred tax assets at December 31, 2004 to net deferred tax liabilities at December 31, 2005. Income tax expense for 2006 was therefore recorded at full statutory rates.

Net income for the quarter ended December 31, 2006 increased to $4.0 million, or $0.10 per diluted share compared to net income of $3.6 million, or $0.09 per diluted share for the quarter ended December 31, 2005.

2006 Full Year Results

Vacation Interval sales increased 28.0% to $187.5 million for 2006 compared to $146.4 million for 2005.

Total revenue for 2006 increased to $206.9 million compared to $201.9 million in 2005. Total revenue for the year of 2006 is reduced by estimated uncollectible revenue of $32.5 million in accordance with SFAS No. 152. In addition, sampler sales are accounted for as incidental operations under SFAS No. 152, which requires that any such incidental revenues be recorded as a reduction of incremental costs or expenses. Accordingly, $2.9 million of sampler sales, which would have been reported as revenue prior to adoption of SFAS No. 152, were accounted for as a reduction to sales and marketing expense for the year ended December 31, 2006. Had these two changes mandated by SFAS No. 152 not been made, revenues would have increased by 20.0% to $242.3 million.

Total revenue for 2005 included a gain on sale of notes receivable of $6.5 million and a gain on sale of undeveloped land of $3.6 million.

Cost of Vacation Interval sales decreased to 10.1% of Vacation Interval sales in 2006 from 16.0% in 2005, due predominantly to the requirement under SFAS No. 152 that cost of sales be reduced by the estimated future recoveries of inventory.

Sales and marketing expense decreased to 50.1% of Vacation Interval sales for 2006 from 51.0% for 2005. Had sales and marketing expense not been reduced by sampler sales, as described above, sales and marketing expense would have been 51.7% of Vacation Interval sales. The increase compared to 2005 reflects the investment in the additional sales channel that the Dallas and Chicago off-site sales centers will provide, as well as the investment in securing additional personnel and processes ahead of the Company’s expected growth.

As required by SFAS No. 152, in 2006 there is no longer a cost and operating expense for the provision for uncollectible notes as it is now replaced by the estimated uncollectible revenue offset to sales and corresponding decrease in cost of sales described above. Without this change, the 2006 provision for uncollectible notes expense would have been $24.4 million, or 13.0% of 2006 Vacation Interval sales, compared to $23.6 million for 2005, or 16.2% of Vacation Interval sales.

During 2006, Silverleaf recorded income tax expense at 38.5% of pre-tax income, compared to 30.2% of pre-tax income in 2005. The increase in the effective rate is due to the transition in 2005 from fully reserved net deferred tax assets at December 31, 2004 to net deferred tax liabilities at December 31, 2005. Income tax expense for 2006 was therefore recorded at full statutory rates.

Net income for the year ended December 31, 2006 was $23.0 million, or $0.59 per diluted share compared to net income of $23.2 million, or $0.59 per diluted share for the year ended December 31, 2005. For the purposes of providing more transparency, the Company’s results for 2006 and 2005 shown below include core operations, and exclude historical gains and discontinued operations, and assume 2005 amounts were fully taxed at the 2006 effective income tax rate of 38.5%.

	2006	2005
Net income, as reported	$23.0	$23.2
Adjustments between net income as reported, and
Adjusted net income:
Gain on sale of notes receivable	-	(6.5)
Gain on sale of undeveloped land	(0.5)	(3.6)
Income from discontinued operations, net of taxes	-	(0.7)
Provision for income taxes, as reported	14.4	9.7
Adjusted income before provision for income taxes	36.9	22.1
Provision for income taxes at 2006 rate of 38.5%	(14.2)	(8.5)
Adjusted Net Income	$22.7	$13.6
Adjusted Fully Diluted EPS	$0.58	$0.35

2007 Outlook

The Company is now forecasting 2007 net income of approximately $25.5 million. This represents the high end of its previous guidance and an increase of approximately 11% compared to 2006 net income of $23.0 million.

About Silverleaf Resorts

Based in Dallas, Texas, Silverleaf Resorts, Inc. currently owns and operates timeshare resorts with a wide array of country club-like amenities, such as golf, clubhouses, swimming, tennis, boating, and many organized activities for children and adults. For additional information, please visit www.silverleafresorts.com.

This release contains certain forward-looking statements that involve risks and uncertainties and actual results may differ materially from those anticipated. The Company is subject to specific risks associated with the timeshare industry, the regulatory environment, and various economic factors. These risks and others are more fully discussed under the heading “Risk Factors” in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s 2005 Annual Report on Form 10-K (pages 22 through 30 thereof) filed on March 17, 2006.

Contact:
Silverleaf Resorts, Inc., Dallas
Thomas J. Morris, 214-631-1166 x2218

or
Investor Relations
Erica Pettit, 212-850-5614

or
Media
Jessy Adams, 212-850-5684

For more information or to visit our website, click here:
http://www.b2i.us/irpass.asp?BzID=1358&Nav=0&S=0&L=1

SILVERLEAF RESORTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues:
Vacation Interval sales	$45,965	$37,112	$187,481	$146,416
Estimated uncollectible revenue	(7,966)	-	(32,491)	-
Sampler sales	-	864	-	2,623
Net sales	37,999	37,976	154,990	149,039

Interest income	12,809	9,216	46,248	38,154
Management fee income	465	505	1,861	1,856
Gain on sale of notes receivable	-	-	-	6,457
Other income	805	471	3,785	6,402
Total revenues	52,078	48,168	206,884	201,908

Costs and Operating Expenses:
Cost of Vacation Interval sales	4,017	5,920	19,003	23,427
Sales and marketing	25,422	19,681	93,957	74,667
Provision for uncollectible notes	-	5,566	-	23,649
Operating, general and administrative	8,986	6,861	32,315	28,038
Depreciation	789	566	2,539	2,723
Interest expense and lender fees	6,389	4,488	21,662	17,253
Total costs and operating expenses	45,603	43,082	169,476	169,757

Income before provision for income taxes
and discontinued operations	6,475	5,086	37,408	32,151
Provision for income taxes	(2,493)	(1,536)	(14,402)	(9,725)
Income from continuing operations	3,982	3,550	23,006	22,426

Discontinued Operations
Gain on sale of discontinued operations (net of taxes)	-	-	-	613
Income from discontinued operations (net of taxes)	-	-	-	128
Income from discontinued operations	-	-	-	741

Net income	$3,982	$3,550	$23,006	$23,167

Basic income per share:
Income from continuing operations	$0.11	$0.10	$0.61	$0.61
Income from discontinued operations	$-	$-	$-	$0.02
Net income	$0.11	$0.10	$0.61	$0.63

Diluted income per share:
Income from continuing operations	$0.10	$0.09	$0.59	$0.57
Income from discontinued operations	$-	$-	$-	$0.02
Net income	$0.10	$0.09	$0.59	$0.59

Weighted average basic shares outstanding:	37,729,429	37,190,670	37,579,462	36,986,926

Weighted average diluted shares outstanding:	39,315,817	39,259,107	39,261,652	39,090,921

SILVERLEAF RESORTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)

	December 31,	December 31,
ASSETS	2006	2005

Cash and cash equivalents	$11,450	$10,990
Restricted cash	15,771	4,893
Notes receivable, net of allowance for uncollectible notes of
$68,118 and $52,479, respectively	229,717	177,572
Accrued interest receivable	2,936	2,243
Investment in special purpose entity	13,008	22,802
Amounts due from affiliates	1,251	680
Inventories	147,759	117,597
Land, equipment, buildings, and leasehold improvements, net	28,040	10,441
Land held for sale	205	495
Prepaid and other assets	24,393	14,083

TOTAL ASSETS	$474,530	$361,796

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Accounts payable and accrued expenses	$14,192	$9,556
Accrued interest payable	1,792	1,354
Amounts due to affiliates	246	544
Unearned samplers	6,245	5,310
Income taxes payable	163	1,268
Deferred income taxes	17,683	8,485
Notes payable and capital lease obligations	254,550	177,269
Senior subordinated notes	31,467	33,175

Total Liabilities	326,338	236,961

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Preferred stock, 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, par value $0.01 per share, 100,000,000 shares authorized,
37,808,154 shares issued and outstanding at December 31, 2006, and
37,494,304 shares issued and outstanding at December 31, 2005	378	375
Additional paid-in capital	112,555	112,207
Retained earnings	35,259	12,253

Total Shareholders' Equity	148,192	124,835

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$474,530	$361,796

SILVERLEAF RESORTS, INC. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
DEMONSTRATING IMPACT OF ADOPTION OF SFAS NO. 152
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31, 2006		Three Months
	As Reported -	Comparable to 2005 -	Ended
	Reflects Adoption	Does Not Reflect	December 31,
	of SFAS No.152	SFAS No. 152	2005
Revenues:
Vacation Interval sales	$45,965	$45,965	$37,112
Estimated uncollectible revenue	(7,966)	-	-
Sampler sales	-	761	864
All other revenue	14,079	14,079	10,192
Total revenues	52,078	60,805	48,168

Costs and Operating Expenses:
Cost of Vacation Interval sales	4,017	6,009	5,920
Sales and marketing	25,422	26,183	19,681
Provision for uncollectible notes	-	5,974	5,566
All other costs and expenses	16,164	16,164	11,915
Total costs and operating expenses	45,603	54,330	43,082

Income before provision for income taxes	6,475	6,475	5,086
Provision for income taxes	(2,493)	(2,493)	(1,536)

Net income	$3,982	$3,982	$3,550

Net income per share, basic	$0.11	$0.11	$0.10

Net income per share, diluted	$0.10	$0.10	$0.09

Weighted average basic common shares outstanding	37,729,429	37,729,429	37,190,670

Weighted average diluted common shares outstanding	39,315,817	39,315,817	39,259,107

SILVERLEAF RESORTS, INC. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
DEMONSTRATING IMPACT OF ADOPTION OF SFAS NO. 152
(in thousands, except share and per share amounts)
(Unaudited)

	Year Ended December 31, 2006		Year
	As Reported -	Comparable to 2005 -	Ended
	Reflects Adoption	Does Not Reflect	December 31,
	of SFAS No.152	SFAS No. 152	2005
Revenues:
Vacation Interval sales	$187,481	$187,481	$146,416
Estimated uncollectible revenue	(32,491)	-	-
Sampler sales	-	2,905	2,623
All other revenue	51,894	51,894	52,869
Total revenues	206,884	242,280	201,908

Costs and Operating Expenses:
Cost of Vacation Interval sales	19,003	27,126	23,427
Sales and marketing	93,957	96,862	74,667
Provision for uncollectible notes	-	24,368	23,649
All other costs and expenses	56,516	56,516	48,014
Total costs and operating expenses	169,476	204,872	169,757

Income before provision for income taxes
and discontinued operations	37,408	37,408	32,151
Provision for income taxes	(14,402)	(14,402)	(9,725)
Income from continuing operations	23,006	23,006	22,426

Discontinued Operations
Gain on sales of discontinued operations (net of taxes)	-	-	613
Income from discontinued operations (net of taxes)	-	-	128
Income from discontinued operations	-	-	741

Net income	$23,006	$23,006	$23,167

Basic income per share:
Income from continuing operations	$0.61	$0.61	$0.61
Income from discontinued operations	$-	$-	$0.02
Net income	$0.61	$0.61	$0.63

Diluted income per share:
Income from continuing operations	$0.59	$0.59	$0.57
Income from discontinued operations	$-	$-	$0.02
Net income	$0.59	$0.59	$0.59

Weighted average basic common shares outstanding	37,579,462	37,579,462	36,986,926

Weighted average diluted common shares outstanding	39,261,652	39,261,652	39,090,921